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                                                                   Exhibit J(2)


                                THE LAW FIRM OF
                               HAMADA & MATSUMOTO


KASUMIGASEKI BUILDING, 25TH FLOOR                       FAX:  03-3581-4713-4715
2-5, KASUMIGASEKI 3-CHOME                                     03-3592-0912, 0916
CHIYODA-KU, TOKYO 100, JAPAN                                  03-5251-7985 (G4)
TEL:  03-3580-3377                                      TLX:  J28844 HYLAW



                                                               February 21, 2001


Warburg, Pincus Japan Small Company Fund, Inc.
466 Lexington Avenue
New York, New York 10017-3147


Ladies and Gentlemen:

We have acted as legal counsel to Warburg, Pincus Japan Small Company Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, as to matters of Japanese law.


We hereby confirm that the information concerning Japanese law set forth under the caption "Foreign Taxes" in the section entitled "ADDITIONAL INFORMATION CONCERNING TAXES" in the Statement of Additional Information ("SAI") dated February 28, 2001 contained in the Fund's Registration Statement on Form N-1A, as amended (the "Registration Statement"), has been reviewed by us and in our opinion is correct. In addition, we hereby consent to the reference to us in the SAI and to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement.



                                                 Very truly yours,


                                                 HAMADA & MATSUMOTO

                                                 By: Yogo Kimura
                                                     ----------------------
                                                     Attorney-at-law
                                                     Yogo Kimura